EXHIBIT 99.1

 Record Revenue, Shipments, Operating Income and Cash Flow Highlight Dell's Fiscal Fourth Quarter; Revenue Up 17 Percent, Earnings Exceed
                           Company Guidance

    ROUND ROCK, Texas--(BUSINESS WIRE)--Feb. 10, 2005--Dell
(NASDAQ:DELL)

    Strong growth throughout Dell's diversified range of products and services in the fiscal fourth-quarter 2005 led to the company's best ever operating period. The company achieved quarterly records for revenue, unit shipments, operating income and cash flow from operations.
    Sales increased 22 percent in Europe, the Middle East and Africa, and 21 percent in Asia-Pacific and Japan. Worldwide revenue growth from servers and storage systems accelerated from the last quarter, increasing 20 percent year-over-year. In the United States, sales to business customers grew 19 percent year-over-year.
    Revenue for the quarter ended Jan. 28 was $13.5 billion, up 17 percent from a year ago. Pro-forma fourth-quarter net earnings were 37 cents per share, 28 percent higher than last year. That exceeded Dell's guidance by one cent, as continued strong profit growth in markets outside the United States reduced the company's operating tax rate.
    Dell's fourth-quarter reported earnings were $667 million, or 26 cents per share, which included a tax charge of 11 cents per share. The charge was taken in anticipation of repatriating foreign earnings at a one-time favorable tax rate under the U.S. American Jobs Creation Act (AJCA).

                         Fourth Quarter             Full Year
(in millions, except     --------------             ---------
 share data)          FY'05   FY'04  Change    FY'05   FY'04  Change
 Revenue            $13,457 $11,512     17%  $49,205 $41,444     19%
 Operating Income    $1,187    $981     21%   $4,254  $3,544     20%
 Pro-Forma Net
  Income(a)            $947    $749     26%   $3,323  $2,645     26%
   Reported-GAAP       $667    $749    (11%)  $3,043  $2,645     15%
Pro-Forma EPS(a)      $0.37   $0.29     28%    $1.29   $1.01     28%
  Reported-GAAP       $0.26   $0.29    (10%)   $1.18   $1.01     17%

(a) Fourth-quarter and full-year fiscal-2005 pro-forma net income and earnings per share exclude a tax charge of $280 million and 11 cents per share, respectively -- in anticipation of repatriating earnings under the U.S. American Jobs Creation Act.

    Full-year pro-forma earnings were $1.29 per share, up 28 percent; fiscal-2005 reported earnings, including the AJCA-related charge, were $1.18 per share. Full-year revenue was $49.2 billion, up 19 percent.
    "The quarter represents continued record performance by our team around the world," said Kevin Rollins, Dell's chief executive officer. "No one has higher expectations for Dell over time than we do, and we're constantly driving for excellence on behalf of customers and shareholders."
    Mr. Rollins said the company expects Dell first-quarter fiscal-2006 product shipments to increase 21 percent. The resulting company volumes should produce quarterly revenue of about $13.4 billion, up 16 percent from the prior year, and earnings per share of about 37 cents, up 32 percent.
    In the fourth quarter, Dell's operating margins improved to 8.8 percent, up from 8.5 percent a year ago. The company generated $1.8 billion in cash flow from operations, and total cash and investments at quarter-end was $14.1 billion, a company record.

    Strong Growth Continues Across Global Regions

    Total volume increases for all products worldwide were 19 percent, nearly seven points faster than the industry excluding Dell.
    Fourth quarter unit shipments in Europe, the Middle East and Africa (EMEA) increased 29 percent. Shipments of enterprise systems, including servers, were up 30 percent and notebook computer volumes rose 34 percent. Dell finished the quarter with more than a 10-percent share in EMEA, closing the gap on the current industry leader by nearly two percentage points. Unit shipments and revenue for the full year increased 31 percent and 27 percent, respectively.
    In Asia-Pacific and Japan, total Dell shipments increased 27 percent -- nearly three times the growth rate excluding
Dell -- highlighted by a 29-percent gain in notebook computer volumes. Unit shipments for the full year increased 29 percent, while revenue was up 26 percent.
    Solid volume growth across product lines in the Americas was highlighted by 25-percent growth in servers and a 28-percent increase in notebook computers. Dell increased its share in the U.S. by nearly three points to 33 percent during the quarter. Revenue growth in the Americas outside the U.S. increased 27 percent year-over-year, and shipments of notebook computers and servers rose 52 percent and 44 percent, respectively.

    Servers, Storage Highlight Product Strengths

    Dell's overall volume growth for the quarter was highlighted by increases of 30 percent in notebook computers and 25 percent in servers.
    Revenue from external storage systems grew 27 percent compared to a year ago, driven by strong demand for Dell storage-area-network products. Sales of Dell / EMC storage systems increased 46 percent. Enhanced services revenue rose 32 percent worldwide, led by Asia-Pacific, where sales of services grew about 50 percent year-over-year.
    Quarterly worldwide revenue from software and peripheral products increased 36 percent. Dell's full-year printer shipments were 5.2 million units, exceeding the company's volume targets and contributing to more than $1 billion in printing and imaging revenue. Dell printers are finding great customer receptivity around the world. In Asia-Pacific, for example, fourth-quarter unit growth was up 62 percent from the third quarter.

    About Dell

    Dell Inc. (NASDAQ:DELL) is a trusted and diversified information-technology supplier and partner, and sells a comprehensive portfolio of products and services directly to customers worldwide. Dell designs, builds and delivers innovative, tailored systems that provide customers with exceptional value. Company revenue for the past year was $49.2 billion. For more information about Dell and its products and services, visit www.dell.com.

    Special note: Statements in this press release that relate to future results and events (including statements about fiscal 2006 first-quarter financial and operating performance) are based on the company's current expectations. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties, including general economic and business conditions; the level of demand for the company's products and services; the level and intensity of competition in the technology industry and the pricing pressures that have resulted; the company's ability to timely and effectively manage periodic product transitions, as well as component availability and cost; the company's ability to develop new products based on new or evolving technology and the market's acceptance of those products; the company's ability to manage its inventory levels to minimize excess inventory, declining inventory values and obsolescence; the product, customer and geographic sales mix of any particular period; the company's ability to effectively manage its operating costs; and the effect of armed hostilities, terrorism or public health issues on the economy generally, on the level of demand for the company's products and services and on the company's ability to manage its supply and delivery logistics in such an environment. Additional discussion of these and other factors affecting the company's business and prospects is contained in the company's periodic filings with the Securities and Exchange Commission.
    Consolidated statements of income, financial position and cash flows follow.


                              DELL INC.
Condensed Consolidated Statement of Operations and Related Financial
                              Highlights
                 (in millions, except per share data)
                             (unaudited)


                            Three Months Ended
                        --------------------------   % Growth Rates
                         January  October  January  ------------------
                           28,      29,      30,    Sequential Yr. to
                          2005     2004     2004                 Yr.
                        -------- -------- --------  ------------------

Net revenue             $13,457  $12,502  $11,512        7.6%  16.9%
Cost of revenue          10,962   10,189    9,421        7.6%  16.4%
                        -------- -------- --------
  Gross margin            2,495    2,313    2,091        7.9%  19.3%
Selling, general and
 administrative           1,198    1,101      991        8.8%  20.9%
Research, development
 and engineering            110      117      119       (6.0%) (7.9%)
                        -------- -------- --------
  Operating expenses      1,308    1,218    1,110        7.4%  17.8%
                        -------- -------- --------
  Operating income        1,187    1,095      981        8.4%  21.0%
Investment and other
 income, net                 48       48       49        0.1% (2.8%)
                        -------- -------- --------
Income before income
 taxes                    1,235    1,143    1,030        8.0%  19.9%
Income tax provision (a)    568      297      281       90.9% 102.3%
                        -------- -------- --------
  Net income (a)           $667     $846     $749     (21.1%)(11.0%)
                        ======== ======== ========

Earnings per common
 share: (a)
  Basic                   $0.27    $0.34    $0.29
                        ======== ======== ========
  Diluted                 $0.26    $0.33    $0.29
                        ======== ======== ========

Weighted average shares
 outstanding:
  Basic                   2,485    2,493    2,557
  Diluted                 2,553    2,546    2,616


Percentage of Total Net
 Revenue:
------------------------
Gross margin               18.5%    18.5%    18.2%
Selling, general and
 administrative             8.9%     8.8%     8.6%
Research, development
 and engineering            0.8%     0.9%     1.0%
Operating expenses          9.7%     9.7%     9.6%
Operating income            8.8%     8.8%     8.5%
Income before income
 taxes                      9.2%     9.1%     8.9%
Net income (a)              5.0%     6.8%     6.5%
Income tax rate (a)        46.0%    26.0%    27.3%

Net Revenue by
 Geographic Region:
-------------------------
Percentage of Total Net
 Revenue
-------------------------
Americas                     66%      68%      67%
Europe                       23%      21%      22%
Asia Pacific - Japan         11%      11%      11%

Net Revenue by Product
 Line:
-------------------------
Percentage of Total Net
Revenue
-------------------------
Desktops                     51%      49%      52%
Notebooks                    28%      30%      27%
Enterprise                   21%      21%      21%


Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(a) Results for the period ended January 28, 2005 include the impact of a $280M tax charge for the anticipated repatriation of earnings at a one-time favorable rate pursuant to the American Jobs
    Creation Act of 2004.


                              DELL INC.
Condensed Consolidated Statement of Operations and Related Financial
                              Highlights
                 (in millions, except per share data)
                             (unaudited)


                                Year Ended         % Growth
                         -------------------------   Rates
                         January 28,  January 30,  ----------
                             2005        2004      Yr. to Yr.
                         ----------- ------------- ----------

Net revenue                  $49,205       $41,444   18.7%
Cost of revenue               40,190        33,892   18.6%
                         ----------- -------------
  Gross margin                 9,015         7,552   19.4%
Selling, general and
 administrative                4,298         3,544   21.3%
Research, development and
 engineering                     463           464   (0.2%)
                         ----------- -------------
  Operating expenses           4,761         4,008   18.8%
                         ----------- -------------
  Operating income             4,254         3,544   20.0%
Investment and other
 income, net                     191           180    6.0%
                         ----------- -------------
Income before income
 taxes                         4,445         3,724   19.4%
Income tax provision (a)       1,402         1,079   30.0%
                         ----------- -------------
  Net income (a)              $3,043        $2,645   15.0%
                         =========== =============

Earnings per common
 share: (a)
  Basic                        $1.21         $1.03
                         =========== =============
  Diluted                      $1.18         $1.01
                         =========== =============

Weighted average shares
 outstanding:
  Basic                        2,509         2,565
  Diluted                      2,568         2,619


Percentage of Total Net
 Revenue:
-------------------------
Gross margin                    18.3%         18.2%
Selling, general and
 administrative                  8.7%          8.6%
Research, development
 and engineering                 0.9%          1.1%
Operating expenses               9.7%          9.7%
Operating income                 8.6%          8.6%
Income before income
 taxes                           9.0%          9.0%
Net income (a)                   6.2%          6.4%
Income tax rate (a)             31.5%         29.0%

Net Revenue by Geographic
 Region:
-------------------------
Percentage of Total Net
 Revenue
-------------------------
Americas                          67%           69%
Europe                            22%           21%
Asia Pacific - Japan              11%           10%

Net Revenue by Product
 Line:
-------------------------
Percentage of Total Net
 Revenue
-------------------------
Desktops                          50%           51%
Notebooks                         29%           27%
Enterprise                        21%           22%


Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(a) Results for the period ended January 28, 2005 include the impact of a $280M tax charge for the anticipated repatriation of earnings at a one-time favorable rate pursuant to the American Jobs
    Creation Act of 2004.


                              DELL INC.
 Condensed Consolidated Statement of Financial Position and Related
                         Financial Highlights
      (in millions, except for "Ratios" and "Other information")
                             (unaudited)


                                 January 28, October 29, January 30,
                                    2005        2004        2004
                                 ----------  ---------- ------------
Assets:
---------
Current assets:
  Cash and cash equivalents         $4,747      $4,525      $4,317
  Short-term investments             5,060       2,969         835
  Accounts receivable,
   net                               4,414       4,167       3,635
  Inventories                          459         415         327
  Other                              2,217       2,124       1,519
                                 ----------  ---------   -----------
   Total current assets             16,897      14,200      10,633
Property, plant and equipment,
 net                                 1,691       1,627       1,517
Investments                          4,319       4,942       6,770
Other non-current assets               308         285         391
                                 ----------   --------- ------------
   Total assets                    $23,215     $21,054     $19,311
                                 ==========   ========= ============


Liabilities and Stockholders'
 Equity:
-----------------------------
Current liabilities:
  Accounts payable                  $8,895      $8,067      $7,316
  Accrued and other                  5,241       4,707       3,580
                                 ----------  ---------- ------------
   Total current
    liabilities                     14,136      12,774      10,896
Long-term debt                         505         505         505
Other non-current
 liabilities                         2,089       1,895       1,630
                                 ----------   --------- ------------
   Total liabilities                16,730      15,174      13,031
Stockholders' equity                 6,485       5,880       6,280
                                 ----------  ---------- ------------
Total liabilities and
 stockholders' equity              $23,215     $21,054     $19,311
                                 ==========  ========== ============


Ratios:
-------
Quick ratio                           1.01        0.91        0.81
Days supply in inventory                 4           4           3
Days of sales outstanding (a)           32          33          31
Days in accounts payable                73          71          70
                                 ----------  ---------  ------------
Cash conversion cycle                  (37)        (34)        (36)

Other Information:
------------------
Headcount (approximate)             55,200      53,000      46,000
Average total revenue/unit
 (approximate)                      $1,510      $1,570      $1,540


Note: Ratios are calculated based on underlying data in thousands.

(a) Days of sales outstanding include the effect of product costs related to customer shipments not yet recognized as revenue that are classified in other current assets. At January 28, 2005, October 29, 2004, and January 30, 2004, days of sales outstanding included days of sales in accounts receivable and days of in-transit customer shipments of 29 and 3 days; 30 and 3 days; and 28 and 3 days, respectively.


                              DELL INC.
            Condensed Consolidated Statement of Cash Flows
                            (in millions)
                             (unaudited)


                                                  Three       Twelve
                                                  Months      Months
                                                  Ended       Ended
                                               ------------ ----------
                                                  January 28, 2005
                                               -----------------------

Cash flows from operating activities:
    Net income                                       $667      $3,043
        Adjustments to reconcile net income to
         net cash provided by operating
         activities:
        Depreciation and amortization                  91         334
        Tax benefits from employee stock plans        139         249
        Gain on sale of investments                    --          (6)
        Effects of exchange rate changes on
         monetary assets and liabilities
         denominated in foreign currencies           (298)       (602)
        Other                                          22          84
    Changes in:
        Operating working capital                   1,029       1,755
        Non-current assets and liabilities            168         453
                                                ----------    --------
            Net cash provided by operating
             activities                             1,818       5,310

Cash flows from investing activities:
    Investments:
        Purchases                                  (2,777)    (12,261)
        Maturities and sales                        1,292      10,469
    Capital expenditures                             (170)       (525)
                                                ----------    --------
            Net cash used in investing
             activities                            (1,655)     (2,317)

Cash flows from financing activities:
    Purchase of common stock                         (870)     (4,219)
    Issuance of common stock under employee
     plans and other                                  644       1,091
                                                ----------    --------
            Net cash used in financing
             activities                              (226)     (3,128)

Effect of exchange rate changes on cash and
 cash equivalents                                     285         565
                                                ----------    --------
Net increase in cash and cash equivalents             222         430

Cash and cash equivalents at beginning of
 period                                             4,525       4,317
                                                ----------    --------
Cash and cash equivalents at end of period         $4,747      $4,747
                                                ==========    ========


    CONTACT: Dell, Round Rock
             Media Contacts:
             T.R. Reid, 512-728-7977
             tr_reid@dell.com
             or
             Mike Maher, 512-723-2575
             mike_maher@dell.com
             or
             Investor Contacts:
             Lynn A. Tyson, 512-723-1130
             lynn_tyson@dell.com
             or
             Robert Williams, 512-728-7570
             robert_williams@dell.com